
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dena
Witter Cornerstone Fund II and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      27,340,953
<SECURITIES>                                         0
<RECEIVABLES>                                  123,766<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              28,447,526<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                28,447,526<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,557,931<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,404,861
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,153,070
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,153,070
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,153,070
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $94,147 receivable from
DWR of $29,619.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $982,807.
<F3>Liabilities include redemptions payable of $262,003, accrued brokerage commissions of $81,257, accrued management fees of $94,094, common administrative expenses payable of $37,789, accrued transaction fees and costs of $6,254 and accrued incentive fees of $70,267.
<F4>Total revenue includes realized trading revenue of $2,263,382, net change in unrealized of $(333,627) and interest income of $628,176.

